CUSTODIAN AGREEMENT

         THIS AGREEMENT made as of this 7th day of May 1996 between Trans Adviser Fund, Inc., on behalf of each of its separate portfolios listed in Exhibit A hereto, a Maryland corporation, with its principal place of business at P.O. Box 90001, Bowling Green, KY 42102 (hereinafter called the "Fund"), and The First National Bank of Boston, a national banking association with its principal place of business in Boston, Massachusetts (hereinafter called the "Custodian").

         WHEREAS, the Fund desires that its Securities and cash shall be hereafter held and administered by Custodian as the Fund's agent pursuant to the terms of this Agreement; and

         WHEREAS, the Custodian provides services in the ordinary course of its business which will meet the Fund's needs as provided for hereinafter,

         NOW, THEREFORE, in consideration of the mutual promises herein made, the Fund and the Custodian agree as follows:

Section 1.     Definitions.

"Bank" shall mean a bank as defined in Sec. 2(a)5 of the Investment Company Act of 1940.

"Securities" shall mean and include stocks, shares, bonds, debentures, notes, money market instruments or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets. Unless otherwise indicated herein, "Securities" shall mean both U.S. and "foreign securities", as that term is defined in Sec. 17(f) of the Investment Company Act of 1940.

"Officers' Certificate" shall mean a request or directions in writing or confirmation of oral requests or directions in writing signed in the name of the Fund by any two of the Chairman of the Executive Committee, the President, a Vice President, the Secretary, the Clerk or the Treasurer of the Corporation or any other persons duly authorized to sign by the Board of Trustees or the Executive Committee of the Fund.

Section 2.     Custodian as Agent.

The Custodian is authorized to act under the terms of this Agreement as the Fund's agent and shall be representing the Fund whenever acting within the scope of the Agreement.

Section 3.     Names, Titles and Signature of Fund's Officers.

An Officer of the Fund will certify to the Custodian the names, titles, and signatures of those persons authorized to sign the Officers' Certificates, as well as names of the Board of Trustees and the Executive Committee. Said Officer, or his or her successor, will provide the Custodian with any changes which may occur from time to time.

The Custodian is authorized to rely and act upon written and manually signed instructions of any person or persons (if more than one, so indicated) named in a separate list listing separately those persons who may authorize the withdrawal of any portion of the cash or Securities which will be furnished from time to time signed by Officers of Fund and certified by its Secretary or an Assistant Secretary, ("Authorized Persons"). The Fund will provide the Custodian with authenticated specimen signatures of Authorized Persons.

The Custodian is further authorized to rely upon any instructions received by any other means and identified as having been given or authorized by any Authorized Person; regardless of whether such instructions shall in fact have been authorized or given by any such persons; provided, that,

         (a) the Custodian and the Fund shall have previously agreed in writing upon the means of transmission and the method of identification for such instructions;

         (b) the Custodian has not been notified by the Fund to cease to recognize such means and methods, and

         (c)      such means and methods have in fact been used.

If the Fund should so choose to have dial-up or other means of direct access to the Custodian's accounting system for Securities in custodial accounts, the Custodian is also authorized to rely and act upon any instructions received by the Custodian through the terminal device, regardless of whether such instructions shall in fact have been given or authorized by the Fund provided that such instructions are accompanied by passwords which have been mutually agreed to in writing by the Custodian and the Fund and the Custodian has not been notified by the Corporation to cease recognizing such passwords.

Where dial-up or other direct means of access to the Custodian's accounting system for cash or Securities is utilized, the Fund agrees to indemnify the Custodian and hold it harmless from and against any and all liabilities, losses, damages, costs, reasonable counsel fees, and other reasonable expenses of every nature suffered or incurred by the Custodian by reason of or in connection with the improper use, unauthorized use and misuse by the Fund or its employees of any terminal device with access to the Custodian's accounting system for Securities in Custodial Accounts, unless such losses, damages, etc., result from grossly negligent or wrongful acts of the Custodian, its employees or agents.

Section 4.     Receipt and Disbursement of Money.

         A. The Custodian shall open and maintain the Account, subject to debit only by a draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in the Account, subject to the provisions hereof, all cash received by it from or for the account of the Fund.

         1. The Custodian shall make payment of cash to the Account or shall debit the Account only

                  (a) for the purchase of Securities for the portfolio of the Fund upon the delivery of such Securities to the Custodian, registered in the name of the Fund or of the nominee of the Custodian referred to in Section 8 below;

                  (b) for payments in connection with the conversion, exchange or surrender of Securities owned or subscribed to by the Fund held by or to be delivered to the Custodian;

                  (c)         for payments in connection  with the return of the
                              cash   collateral   received  in  connection  with
                              Securities loaned by the Fund;

                  (d) for payments in connection with futures contracts positions held by the Fund;

                  (e) for payments of interest, dividends, taxes and in connection with rights offerings; or

                  (f)         for other proper Fund purposes.

                              All Securities accepted in connection with the purchase of such Securities, if (a) usual in the course of local market practice or (b)
                              specifically required in instructions from the Fund, shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issue due the purchaser.

          2. Except as hereinafter provided, the Custodian shall make any payment for which it receives direction from an Authorized Person so long as such direction (i) is (a) in writing (or is a facsimile transmission of a written direction), (b) electronically transmitted to the Custodian as provided in
                    Section 3 or (c) when written or electronic directions cannot reasonably be given within the relevant time period, orally when the person giving such direction assures the Custodian that the directions will be confirmed in writing by an Authorized Persons within twenty-four (24) hours and
                    (ii) states that such payment is for a purpose permitted under the terms of this subsection

          3. All funds received by the Custodian in connection with the sale, transfer, exchange or loan of Securities will be credited to the Account in immediately available funds as soon as reasonably possible on the date such received funds are immediately available. Payments for purchase of Securities for the Account made in immediately available funds will be charged against the Account on the day of delivery of such Securities and all other payments will be charged on the business day after the day of delivery.

                    A.        The Custodian is hereby authorized and required to
                              (a) collect on a timely basis all income and other payments with respect to Securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and to credit such income to the Account, (b) detach and present for payment all coupons and other income items requiring presentation as and when they become due, (c) collect interest when due on Securities held hereunder, and (d) endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

                    B. If the Custodian agrees to advance cash or Securities of the Custodian for delivery on behalf of the Fund to a third party, any property received by the Custodian on behalf of the Fund in respect of such delivery shall serve as security for the Fund's obligation to repay such advance until such time as such advance is repaid, and, in the case where such advance is extended for the purchase of Securities which constitute "margin stock" under Regulation U of the Board of Governors of the Federal Reserve System, such additional Securities of the Fund, as shall be necessary for the Custodian, in the Custodian's reasonable determination, to be in compliance with such Regulation U also shall constitute security for the Fund's obligation to repay such advance. The Fund hereby grants the Custodian a security interest in such property of the Fund to secure such advance and agrees to repay such advance promptly without demand from the Custodian (and in any event, as soon as reasonably practicable following any demand by the Custodian), unless otherwise agreed by both parties. Should the Fund fail to repay such advance as required, the Custodian shall be entitled immediately to apply such security to the extent necessary to obtain repayment of the advance, subject, in the case of Fund failure to make prompt repayment without demand, to prior notice to the Fund.

Section 5.     Receipt of Securities.
               ----------------------

The Custodian shall hold in the Account, segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all Securities received by it from or for the account of the Fund. All such Securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Fund pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any of the Securities and cash, except pursuant to the directive of the Fund and only for the account of the Fund as set forth in Section 7 of this Agreement.

The Custodian and its agents (including foreign subcustodians) may make arrangements with Depository Trust Fund ("DTC") and other foreign or domestic depositories or clearing agencies, including the Federal Reserve Bank and any foreign depository or clearing agency, whereby certain Securities may be deposited for the purpose of allowing transactions to be made by bookkeeping entry without physical delivery of such Securities, subject to such restrictions as may be agreed upon by the Custodian and the Fund. The Custodian shall immediately commence procedures to replace Securities lost due to robbery, burglary or theft while such Securities are within its control or that of its agents or employees upon discovery of such loss.

Section 6.        Foreign Subcustodians and Other Agents.
                  ---------------------------------------

          (a) In the event the Custodian places Securities, pursuant to this Agreement, with any foreign subcustodian, the Custodian agrees that it shall place such Securities only with those foreign subcustodians which either satisfy the requirements of "eligible foreign custodian" under Section 17(f) of the
                    U. S. Investment Company Act of 1940, or with respect to which exemptive relief has been granted by the U. S. Securities and Exchange Commission from the requirements of
                    Section 17(f).

                    The Custodian agrees further that in placing Securities with any such foreign subcustodian, it will enter into a written subcustodian agreement which shall provide that: (i) the Custodian will be adequately indemnified and the Securities so placed adequately insured in the event of loss, as provided in part (b) of this section; (ii) the Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign subcustodian or its creditors (except any claim for payment for the services provided by such subcustodian and any related expenses; provided, however that the Custodian shall use its best efforts promptly to release any such right, charge, security interest, lien or claim on the assets, except to the extent such right, charge, security interest, lien or claim arises with respect to a special request or requirement by the Fund for services the cost of which and the expenses incurred in connection with which the Fund has not paid or has declined to pay, it being agreed and understood that, in the ordinary course, all payments for usual and routine services rendered and expenses incurred by a subcustodian shall be the obligation of the Custodian);
                    (iii) beneficial ownership of the Securities will be freely transferable without payment of money or value other than for safe custody or administration; (iv) adequate records will be maintained identifying the Securities as belonging to the Fund; (v) he Custodian's independent public accountants will be given access to those records or the confirmation of the contents of those records; and (vi) the Custodian will receive periodic reports with respect to the safekeeping of the Securities, including, but not necessarily limited to, notification of any transfer to or from the Account.

          (b) In addition to the indemnities included in Section 13 hereof, the Custodian agrees to indemnify and hold harmless the Fund from any and all loss or damage incurred or suffered by the Fund as a result of placement by the Custodian of Securities with a foreign subcustodian hereunder, to the extent the Custodian receives indemnification from such foreign subcustodian pursuant to part (a)(i) of this section.

          (c)       With  respect to any  Securities  to be placed with  foreign
                    subcustodians   pursuant  to  this  section,  the  Custodian
                    represents and warrants that during the term of this

                    Agreement  it will  carry  Bankers  Blanket  Bond or similar
                    insurance   for  losses   incurred   as  a  result  of  such
                    sub-custodial arrangements.

          (d) The Fund authorizes the Custodian to release any and all information regarding Securities placed with foreign subcustodians hereunder as may be required by court order of a court of competent jurisdiction.

Section 7.        Transfer, Exchange and Securities.
                  ----------------------------------

The Custodian (or a subcustodian or any other agent of the Custodian) shall have sole power to release or deliver any Securities of the Fund held by the Custodian (or such subcustodian or agent) pursuant to this Agreement. The Custodian agrees (and will obtain an undertaking from each subcustodian or other agent) that Securities held by the Custodian (or by a subcustodian or other agent of the Custodian) will be transferred, exchanged or delivered only

          (a) for sales of Securities for the account of the Fund in accordance with (i) "New York Street Practice", (ii) predominant established practice in the relevant local market, or (iii) specific instructions from the Fund; or

          (b) when Securities are called, redeemed or retired or otherwise become payable;

          (c) for examination by any broker selling any such Securities in accordance with "street delivery" custom or other relevant local market practice;

          (d) in exchange for or upon conversion into other Securities whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

          (e) upon conversion of such Securities pursuant to their terms into other Securities;

          (f) upon exercise of subscription, purchase or other similar rights represented by such Securities pursuant to their terms;

          (g) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities;

          (h)       for the purpose of tendering Securities;

          (i)       for the purpose of delivering Securities lent by the Fund;

          (j)       for purposes of  delivering  collateral  upon  redelivery of
                    Securities  lent  or  for  purposes  of  delivering   excess
                    collateral; or

          (k)       for other proper Fund purposes.

As to any  deliveries  made by Custodian  pursuant to items (b),  (d), (e), (f),
(g), (i), 0) and (k), Securities in exchange therefor shall be deliverable to the Custodian (or a subcustodian or other agent of the Custodian). The Custodian may rely upon any written, electronic or oral instructions or an Officers' Certificate relating thereto as provided for in Sections 3 and 4 above.

Section 8.     The Custodian's Acts Without Instructions.
               ------------------------------------------

Unless and until the Custodian receives instructions to the contrary, the Custodian (or a subcustodian or other agent of the Custodian) shall:

          (a) present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment in the Account;

          (b) collect interest and cash dividends and other distributions, provide notice to the Fund of receipts, and deposit to the Account;

          (c) hold for the account of the Fund all stock dividends, rights and similar Securities issued with respect to any Securities held by the Custodian under the terms of this Agreement;

          (d) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department, the laws of any State or territory of the United States, or, in the case of Securities held through foreign subcustodians, the laws of the jurisdiction in which such Securities are held, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the Securities covered thereby, to the extent it may lawfully do so;

          (e) use its best efforts, in cooperation with the Fund, to file such forms, certificates and other documents as may be required to comply with all applicable laws and regulations relating to withholding taxation applicable to the Securities; and

          (f) use its best efforts to assist the Fund in obtaining any refund of local taxes to which the Fund may have a reasonable claim.

The Fund agrees to furnish to the Custodian such information and to execute such forms and other documents as the Custodian may reasonably request or as otherwise may be reasonably necessary in connection with the Custodian's performance of 'Its obligations under clauses (e) and (f).

Section 9.        Registration of Securities.
                  ---------------------------

Except as otherwise directed by an Officers' Certificate, the Custodian shall register all Securities, except such as are in bearer form, in the name of the Fund or a registered nominee of the Fund or a registered nominee of the Custodian or a subcustodian. Securities deposited with DTC or a foreign securities depository permitted under Section 5 may be registered in the nominee name of DTC or such foreign securities depository. The Custodian shall execute and deliver all such certificates in connection therewith as may be required by the applicable provisions of the Internal Revenue Code, the laws of any State or territory of the United States, or, in the case of Securities placed with foreign subcustodians, the laws of the jurisdiction in which such Securities are held. The Custodian shall maintain such books and records as may be necessary to identify the specific Securities held by it hereunder at all times.

The Fund shall from time to time furnish the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

Section 10.       Voting and Other Action.
                  ------------------------

Neither the Custodian nor any nominee of the Custodian or of DTC shall vote any of the Securities held hereunder by or for the account of the Fund except in accordance with the instructions contained in an Officers' Certificate.

The Custodian shall deliver or have delivered to the Fund all notices, proxies and proxy soliciting materials with relation to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

With respect to Securities deposited with DTC or any other depository, including a foreign subcustodian, as provided for in Section 6 hereof, where such Securities may be registered in the nominee name of DTC, or other such depository the Custodian shall request that the nominee shall not vote any of such deposited Securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto unless instructed to do so by the Custodian following receipt by the Custodian of an Officers' Certificate.

Section 11.       Transfer Tax and Other Disbursements.
                  -------------------------------------

The Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of Securities made hereunder and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement, as required by U.S. law or the laws of the jurisdiction in which the Securities are held, as the case may be.

The Custodian shall execute and deliver such certificates in connection with Securities delivered to it or by it under this Agreement as may be required under the laws of any jurisdiction to exempt from taxation any exemptible transfers and/or deliveries of any such Securities.

Section 12.       Compensation and the Custodian's Expenses.
                  ------------------------------------------

The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties.

Section 13.       Indemnification.
                  ----------------

The Fund agrees to indemnify and hold harmless the Custodian and its employees, agents and nominee from all taxes, charges, expenses, assessments, claims and liabilities (including attorneys' fees) incurred or assessed against them in connection with the performance of the Agreement, except such as may arise from their own grossly negligent action, negligent failure to act or willful misconduct. The Custodian agrees to indemnify and hold harmless the Fund and its trustees, officers, employees, and agents from all taxes, charges, expenses, assessments, claims and liabilities (including attorneys fees) incurred or assessed against the Fund in connection with the performance of the Agreement, which may arise from grossly negligent action, grossly negligent failure to act or willful misconduct on the part of the Custodian. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Fund, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own grossly negligent action, grossly negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor.

Within a reasonable time after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, notify in writing the indemnifying party of the commencement thereof, and the omission so to notify the indemnifying party will not relieve it from any liability hereunder as to the particular item for which indemnification is then being sought, unless such omission is a result of the failure to exercise reasonable care on the part of the indemnified party. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

Section 14.       Reports by the Custodian.
                  -------------------------

The Custodian shall furnish the Fund daily with a statement of all transactions and entries for the Account of the Fund. The Custodian shall furnish the Fund with such reports covering Securities held by it or under its control as may be agreed upon from time to time. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times and upon reasonable notice to the Fund. All such books and records shall be the property of the Fund (and such other persons as the Fund may designate from time to time) and the Custodian shall forthwith upon the Fund's request, turn over to the Fund and cease to retain in its files, records and documents created and maintained by the Custodian pursuant to this Agreement, which are no longer needed by the Custodian in performance of its services or for its protection.

Section 15.  Termination and Assignment.
             ---------------------------

This agreement may be terminated by the Fund or the Custodian, immediately upon written notice from the Fund or the Custodian, as applicable, to the other party, if the other party fails materially to perform its obligations hereunder, and may otherwise be terminated by the Fund or by the Custodian on ninety (90) days' notice, given in writing and sent by registered mail to the Custodian or the Fund as the case may be. Upon termination of this Agreement, the Custodian shall deliver the Securities and cash in the account of the Fund to such entity as is designated in writing by the Fund and in the absence of such a designation may, but shall not be obligated to, deliver them to a bank or trust company of the Custodian's own selection having an aggregate capital, surplus and undivided profits as shown by its last published report of not less than 50 million dollars ($50,000,000), the Securities and cash to be held by such bank or trust company for the benefit of the Fund under terms similar to those of this Agreement and the Fund to be obligated to pay to such transferee the then current rates of such transferee for services rendered by it; provided, however, that the Custodian may decline to transfer such amount of such Securities equivalent to all fees and other sums owing by the Fund to the Custodian, and the Custodian shall have a charge against and security interest in such amount until all monies owing to it have been paid, or escrowed to its satisfaction.

This Agreement may not be assigned by the Custodian without the consent of the Fund, authorized or approved by a resolution of the Fund's Board of Trustees.

Section 16.       Force Majeure.
                  --------------

The Custodian shall not be liable or accountable for any loss or damage resulting from any condition or event beyond its reasonable control; provided, however, that the Custodian shall promptly use its best efforts to mitigate any such loss or damage to the Fund as a result of any such condition or event. For the purposes of the foregoing, the actions or inactions of the Custodian's subcustodians and other agents shall not be deemed to be beyond the reasonable control of the Custodian. In connection with the foregoing, the Custodian agrees (and agrees that it will use its best efforts to obtain the undertaking of its subcustodians and other agents to the effect) that the Custodian (and/or such subcustodian or agent) shall maintain such alternate power sources for computer and related systems and alternate channels for electronic communication with such computers and related systems that the failure of the primary power source and/or communications channel of the Custodian (and/or its subcustodians or other agents) will not foreseeable result in any loss or damage to the Fund.

Section 17.       Third Parties.
                  --------------

This Agreement shall be binding upon and the benefits hereof shall insure to the parties hereto and their respective successors and assigns. However, nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

Section 18.       Amendments.
                  -----------

The terms of this Agreement  shall not be waived,  altered,  modified,  amended,
supplemented  or  terminated  in  any  manner  whatsoever,   except  by  written
instrument signed by both of the parties hereto.

Section 19.       Governing Law.
                  --------------

This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

Section 20.       Counterparts.
                  -------------

This agreement may be executed in several counterparts, each of which is an original.

Section 21.       Notices.
                  --------

All notices provided for herein shall be in writing and shall become effective when deposited in the United States mail, postage prepaid and certified, addressed

         (a)      if to the Custodian, at            150 Royal Street
                                                     Canton, MA 02021

                                                     Attention:  Worldwide
                                                                 Custody -
                                                                 MS: 45-02-16

         (b)      if to the Fund, at                 Two Portland Square
                                                     Portland, ME  04101
                                                     Attention:  Max Beruertay

or to such other address as either party may notify the other in writing.

A copy of the Declaration of Trust of the Fund is on file with the Maryland Secretary of State, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees, and the obligations of this instrument are not binding upon any of the Trustees, officers, or shareholders of the Fund individually but binding only upon assets and property of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                   TRANS ADVISER FUND, INC.

                                   By:    /S/  Thomas A. Trantum
                                          ----------------------
                                   Name:  Thomas A. Trantum
                                   Title: President

                                   THE FIRST NATIONAL BANK OF BOSTON

                                   By:     /S/  Janice Charbonnier
                                           -----------------------
                                   Name:   Janice  Charbonnier
                                   Title:  Senior Manager

                                    EXHIBIT A

                                       TO

                             CUSTODY AGREEMENT DATED

         1.   Trans Adviser Fund, Inc. Money Market

         2.   Trans Adviser Fund, Inc. Intermediate Bond

         3.   Trans Adviser Fund, Inc. Kentucky Tax-free

         4.   Trans Adviser Fund, Inc. Tennessee Tax-free

         5.   Trans Adviser Fund, Inc. Aggressive Growth

         6.   Trans Adviser Fund, Inc. Growth Value

                                 BANK OF BOSTON

                              PROPOSED FEE SCHEDULE

                                     CUSTODY

                                       FOR

                              FORUM FINANCIAL GROUP

                               IN CONNECTION WITH

                           TRANS ADVISOR MUTUAL FUNDS

                                 AUGUST 29,1995

                  Asset Custody

                  The asset  custody  charge  will be charged  by the  following
                  basis  point   structure  on  the  total  assets  of  the  six
                  portfolios:

                                                                                Annual Fee

                           First $1 00 million of net assets                    .00015
                           Second $1 00 million of net assets                   .0001
                           Net assets over $200 million                         .00005

              Transaction Fees - Domestic                                       Non-Automated       Automated
                  DTC                                                         $   12.00              $8.00
                  Fed Book-Entry (Repurchase Agreement)                       $   10.00              $8.00
                    (per collateral transaction)
                  Physical-New York City Settlements                          $   20.00              N/A
                  PTC                                                         $   12.00              $8.00
                  P&I Paydowns                                                $    3.00              N/A
                  Options/Futures                                             $   20.00              N/A
                  BKB Sweep Transactions                                      $    3.00              N/A
                  Commercial Paper                                            $   15.00              N/A

              Transaction Fees - Global
                  Available upon request

              Wire Charges-Custody
                  Wires In/Out                                                $   3.50

              Wires Charges-DDA
              SubscriptionsIRedemptions
                  In                                                          $   5.00
                  Out                                                         $   5.00

              Out-of-Pockets
                  Postage, Insurance, Courier, etc.

                                     - 14 -